Exhibit j(1)

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to us under the heading "Auditor" in the Statement of Additional Information of Fidelity Advisor Equity Value Fund, which is included in Post-Effective Amendment No. 59 to the Registration Statement No. 2-84776 on Form N-1A of Fidelity Advisor Series I.

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/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
April 23, 2001